Morgan Stanley Variable Investment Series - Income
Plus Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3


Securities Purchased:  Humana Inc. 3.950% due
3/15/2027
Purchase/Trade Date:	3/13/2017
Offering Price of Shares: $99.877
Total Amount of Offering: $600,000,000
Amount Purchased by Fund: $150,000
Percentage of Offering Purchased by Fund: 0.025%
Percentage of Fund's Total Assets: 0.14%
Brokers: BofA Merrill Lynch, J.P. Morgan, Morgan
Stanley, US Bancorp, Citigroup, PNC Capital Markets
LLC, Wells Fargo Securities, Barclays, BB&T Capital
Markets, BNY Mellon Capital Markets, LLC, Credit
Suisse, Fifth Third Securities, Goldman, Sachs & Co.,
UMB Financial Services, Inc.
Purchased from: J.P. Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.

Securities Purchased:  UBS Group Funding
(Switzerland) 3.491% due 5/23/2023
Purchase/Trade Date:	3/16/2017
Offering Price of Shares: $99.998
Total Amount of Offering: $2,000,000,000
Amount Purchased by Fund: $275,000
Percentage of Offering Purchased by Fund: 0.014%
Percentage of Fund's Total Assets: 0.27%
Brokers: UBS Securities LLC, ABN AMRO Securities
(USA) LLC, BBVA Securities Inc., Barclays Capital
Inc., BMO Capital Markets Corp., Commonwealth Bank
of Australia, Danske Markets Inc., ING Bank N.V.,
nabSecurities, LLC, RBC Capital Markets, LLC, RBS
Securities Inc., Santander Investment Securities Inc.,
Scotia Capital (USA), INc., Skandinaviska Enskilda
Banken (AB (publ), TD Securities (USA) LLC,
UniCredit Bank AG, Wells Fargo Securities LLC,
Westpac Banking Corporation, Academy Securities,
Inc., BB&T Capital Markets, a division of BB&T
Securities, LLC., BNY Mellon Capital Markets, LLC,
Citigroup Global Markets Inc., Desjardins Securities
Inc., Drexel Hamilton, LLC, Fifth Third Securities, Inc.,
Goldman, Sachs & Co., J.P. Morgan Securities LLC,
Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Mischler Financial Group, Inc., Morgan Stanley & Co.
LLC, National Bank of Canada Financial Inc.
Purchased from: UBS Securities LLC
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other
accounts advised by the adviser is less than 25%:YES
The underwriting commission, spread and profit is
reasonable and fair compared to the underwritings of
similar securities: YES
* Muni issuers must also have an investment grade
rating from at least one NRSRO; or if less than three
years of continuous operations, must have one of the
three highest rating categories from at least one NRSR.
Securities Purchased:  Credit Suisse Group AG 3.574%
due 1/9/2023
Purchase/Trade Date:	1/4/2017
Offering Price of Shares: $100.000
Total Amount of Offering: $1,750,000,000
Amount Purchased by Fund: $250,000
Percentage of Offering Purchased by Fund: 0.014%
Percentage of Fund's Total Assets: 0.24%
Brokers: ANZ Securities, BMO Capital Markets, BNY
Mellon Capital Markets, LLC, Capital One Securities,
CIBC Capital Markets, Citigroup, Citizens Capital
Markets, Credit Agricole CIB, Danske Markets,
Deutsche Bank Securities, Erste Group, Fifth Third
Securities, Morgan Stanley, nabSecurities, LLC,
NatWest Markets, RBC Capital Markets, Scotiabank,
Societe Generale Corporate & Investment Banking,
SunTrust Robinson Humphrey, TD Securities, US
Bancorp, Wells Fargo Securities, Ramirez & Co., Inc.,
Lebenthal Capital Markets, MFR Securities, Inc.,
Mischler Financial Group, Inc.
Purchased from: Credit Suisse Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.






Securities Purchased:  Broadcom Corp. 3.875% due
1/15/2027
Purchase/Trade Date:	1/11/2017
Offering Price of Shares: $99.558
Total Amount of Offering: $4,800,000,000
Amount Purchased by Fund: $400,000
Percentage of Offering Purchased by Fund: 0.008%
Percentage of Fund's Total Assets: 0.38%
Brokers: BofA Merrill Lynch, Barclays, BMO Capital
Markets, Citigroup, Credit Suisse, Deutsche Bank
Securities, Goldman, Sachs & Co., J.P. Morgan, Mizuho
Securities, Morgan Stanley, MUFG, RBC Capital
Markets, Scotiabank, SMBC Nikko, Wells Fargo
Securities, DBS Bank Ltd., SunTrust Robinson
Humphrey, BBVA
Purchased from: Deutsche Bank Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.

Securities Purchased:  Guardian Life Insurance
Company 4.850% due 1/24/2077
Purchase/Trade Date:	1/17/2017
Offering Price of Shares: $99.035
Total Amount of Offering: $350,000,000
Amount Purchased by Fund: $250,000
Percentage of Offering Purchased by Fund: 0.071%
Percentage of Fund's Total Assets: 0.24 %
Brokers: Deutsche Bank Securities, J.P. Morgan,
Morgan Stanley
Purchased from: Credit Suisse Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.







Securities Purchased:  Aercap Ireland Capital Ltd.
3.500% due 5/26/2022
Purchase/Trade Date:	1/23/2017
Offering Price of Shares: $99.676
Total Amount of Offering: $600,000,000
Amount Purchased by Fund: $150,000
Percentage of Offering Purchased by Fund: 0.025%
Percentage of Fund's Total Assets: 0.14%
Brokers: BofA Merrill Lynch, Citigroup, Goldman,
Sachs & Co., J.P. Morgan, Barclays, Credit Agricole
CIB, Credit Suisse, Deutsche Bank Securities, Mizuho
Securities, Morgan Stanley, RBC Capital Markets, Wells
Fargo Securities, BNP PARIBAS, Commonwealth Bank of Australia, Fifth Third Securities, SunTrust Robinson
Humphrey
Purchased from: J.P. Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.





Securities Purchased:  Smithfield Foods Inc., 4.250%
due 2/1/2027
Purchase/Trade Date:	1/25/2017
Offering Price of Shares: $99.879
Total Amount of Offering: $600,000,000
Amount Purchased by Fund: $225,000
Percentage of Offering Purchased by Fund: 0.038 %
Percentage of Fund's Total Assets: 0.21%
Brokers: Morgan Stanley, Barclays, Goldman, Sachs &
Co., BofA Merrill Lynch, Bank of China (Hong Kong)
BMO Capital Markets, J.P. Morgan, Rabo Securities, US
Bancorp
Purchased from: Barclays Capital Inc.
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.










Securities Purchased:  AT&T Inc. 4.400% due 3/1/2027
Purchase/Trade Date:	1/31/2017
Offering Price of Shares: $99.940
Total Amount of Offering: $2,000,000,000
Amount Purchased by Fund: $600,000
Percentage of Offering Purchased by Fund: 0.030%
Percentage of Fund's Total Assets: 0.57%
Brokers: Barclays, Citigroup, Deutsche Bank Securities,
COMMERZBANK, Goldman, Sachs & Co., Mizuho
Securities, Morgan Stanley, SOCIETE GENERALE, TD
Securities, Wells Fargo Securities, Loop Capital
Markets, Regions Securities LLC, US Bancorp, C.L.
King & Associates, Ramirez & Co., Inc., Siebert
Cisneros Shank & Co., L.L.C., The Williams Capital
Group, L.P., Academy Securities, CastleOak Securities,
L.P., Drexel Hamilton, MFR Securities, Inc. Mischler
Financial Group, Inc.
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.

Securities Purchased:  HSBC Holdings PLC 4.041% due
3/13/2028
Purchase/Trade Date:	3/6/2017
Offering Price of Shares: $100.000
Total Amount of Offering: $2,500,000,000
Amount Purchased by Fund: $325,000
Percentage of Offering Purchased by Fund: 0.013%
Percentage of Fund's Total Assets: 0.31%
Brokers: HSBC
Purchased from: HSBC Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.




Securities Purchased:  Swedbank AB 2.800% due
3/14/2022
Purchase/Trade Date:	3/6/2017
Offering Price of Shares: $99.958
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $700,000
Percentage of Offering Purchased by Fund: 0.070%
Percentage of Fund's Total Assets: 0.68%
Brokers: Citigroup Global Markets Inc., J.P. Morgan
Securities LLC, Merrill Lynch, Pierce Fenner & Smith
Incorporated, Morgan Stanley & Co., LLC, Wells Fargo
Securities, LLC
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.









Securities Purchased:  Microsoft Corporation 2.875%
due 2/6/2024
Purchase/Trade Date:	1/30/2017
Offering Price of Shares: $99.272
Total Amount of Offering: $2,250,000,000
Amount Purchased by Fund: $475,000
Percentage of Offering Purchased by Fund: 0.021%
Percentage of Fund's Total Assets: 0.45%
Brokers: Barclays, HSBC, BofA Merrill Lynch,
Citigroup, Credit Suisse, Goldman, Sachs & Co., J.P.
Morgan, Morgan Stanley, US Bancorp, BNP PARIBAS,
BNY Mellon Capital Markets, LLC
Purchased from: HSBC Securities Inc.
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.











Securities Purchased:  Delta Air Lines Inc. 3.625% due
3/15/2022
Purchase/Trade Date:	3/9/2017
Offering Price of Shares: $99.986
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $475,000
Percentage of Offering Purchased by Fund: 0.048%
Percentage of Fund's Total Assets: 0.46%
Brokers: Barclays, Goldman, Sachs & Co., J.P. Morgan,
Morgan Stanley, BofA Merrill Lynch, Citigroup, Credit
Agricole CIB, Credit Suisse, Deutsche Bank Securities,
US Bancorp, BNP PARIBAS, Guzman & Company,
Natixis, The Williams Capital Group, L.P., UBS
Investment Bank, Wells Fargo Securities
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.